UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2017

LMI AEROSPACE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-24293	43-1309065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)

(636) 946-6525

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On February 16, 2017, LMI Aerospace, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sonaca S.A., a limited liability company validly existing under the laws of Belgium (the “Parent”), Sonaca USA Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“Intermediate Co”), and Luminance Merger Sub, Inc., a Missouri corporation and an indirect, wholly-owned subsidiary of the Parent (the “Sub,” and collectively with Parent and Intermediate Co, the “Parent Entities”), relating to the proposed acquisition of the Company by Parent.

The Merger Agreement provides that, subject to the terms and conditions thereof, Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”) each outstanding share of common stock of the Company (other than shares owned by the Company or the Parent Entities, and shares whose holders seek appraisal and comply with all related statutory requirements of the General and Business Corporation Law of Missouri) will cease to be outstanding and will be converted into the right to receive $14.00 in cash, without interest and subject to any applicable tax withholding (the “Merger Consideration”).

Upon the consummation of the Merger, (a) each share of restricted common stock of the Company will be fully vested and will be converted into the right to receive the Merger Consideration, and (b) each restricted stock unit of the Company will be fully vested and settled in one share of common stock of the Company, and will be converted into the right to receive the Merger Consideration.

Upon recommendation of the committee of the board of directors of the Company (the “Board”) formed to consider the proposed transaction, all independent members of the Board approved, and declared to be advisable, fair to and in the best interests of the Company’s shareholders, the Merger Agreement and the transactions contemplated thereby, including the Merger. Shareholders of the Company will be asked to vote on the approval of the Merger Agreement at a special shareholders’ meeting that will be held on a date to be announced. The closing of the Merger is subject to the approval of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Company (the “Shareholder Approval”). Consummation of the Merger is not subject to a financing condition.

In addition to the Shareholder Approval condition, consummation of the Merger is subject to various customary conditions, including (a) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (b) clearance by the Committee on Foreign Investment in the United States and by the Directorate of Defense Trade Controls under the International Traffic in Arms Regulations, (c) the absence of any order, injunction or law preventing or prohibiting the consummation of the Merger, (d) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers), (e) compliance with covenants and agreements in the Merger Agreement in all material respects, and (f) the absence of a material adverse effect on the Company.

The Merger Agreement contains a “go-shop” provision that, in general, allows the Company to initiate, solicit and encourage, and engage in discussions or negotiations with respect to, an acquisition proposal for the 30-day period after execution of the Merger Agreement. The Company may continue discussions after the go-shop period with any party who made an acquisition proposal during the go-shop period that the Company determines in good faith is or could reasonably be expected to result in a superior proposal.

Following the expiration of the go-shop period, the Company will be subject to a customary “no-shop” provision whereby, subject to certain exceptions, it will generally be prohibited from (a) initiating, soliciting or knowingly encouraging, or engaging in discussions or negotiations with respect to, or providing non-public information in connection with, any acquisition proposal, (b) terminating, waiving, amending or releasing any standstill or similar obligation and (c) withholding, withdrawing, amending or modifying in a manner adverse to the Parent Entities the recommendation of the Board that the Company’s shareholders adopt the Merger Agreement. The no shop provision is subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to an acquisition proposal that would reasonably be expected to lead to a superior proposal and, both during and after the go-shop period until Shareholder Approval is obtained, to terminate the Merger Agreement in order to accept a superior proposal.

The Merger Agreement contains certain termination rights for both the Company and the Parent Entities, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company may be required to pay the Parent a termination fee of either $10 million or $15 million, depending upon the reason for and timing of the termination, and any costs of collection. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by August 16, 2017, subject to possible extension until September 29, 2017 to allow for the completion of certain regulatory approvals or if the Shareholder Approval has not yet been obtained.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (a) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (b) not to engage in certain types of transactions during this period unless agreed to in writing by Parent, (c) to convene and hold a meeting of its shareholders for the purpose of obtaining the Shareholder Approval, and (d) subject to certain exceptions, not to withdraw, qualify or modify or publicly propose to withdraw, qualify or modify in any manner the recommendation of the Board that the Company’s shareholders approve the adoption of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors are not third-party beneficiaries under the Merger Agreement (except for the right of holders of common stock of the Company to receive the Merger Consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On February 16, 2017, the Company issued a press release updating its net sales, operating profit and free cash flow expectations for the year ended December 31, 2016. The full text of the Earnings Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to Item 2.02 above shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, on February 16, 2017, the Parent entered into agreements with the following executive officers of the Company pursuant to which such executive officers agreed to enter into an employment agreement with the Surviving Corporation upon closing of the Merger: Daniel G. Korte, President and Chief Executive Officer (the “Korte Agreement”), and Clifford C. Stebe, Jr., Vice President and Chief Financial Officer (the “Stebe Agreement” and together with the “Korte Agreement”, the “Intention Agreements”).

The employment agreements contemplated by the Intention Agreements (the “Employment Agreements”) provide the above listed executives (each, an “Executive”) an annual base salary, which shall be increased by at least three percent (3%) each year, an initial bonus to be paid within five (5) calendar days of the closing of the Merger (except in the event the Board of the Company awards a long-term incentive to such Executive under such Executive’s prior employment agreement with the Company on or before the closing of the Merger, in which case no initial bonus will be payable), and certain other perquisites and benefits customarily found in employment agreements with executives. Furthermore, beginning in calendar year 2017, each Executive will be eligible for an annual performance bonus, in the case of Mr. Korte, equal to no less than fifty percent (50%) and no more than one hundred and ten percent (110%), and in the case of Mr. Stebe, no less than twenty-two and one half percent (22.5%) and no more than forty-nine and one half percent (49.5%), of such Executive’s then-current base salary, subject to the achievement of performance objectives for the subject calendar year. Beginning in calendar year 2018, Mr. Korte will be entitled to an annual incentive payment equal to three quarters times (.75x) the prior year’s annual base salary and an annual performance incentive payment equal to no less than fifty percent (50%) and no more than one hundred and ten percent (110%) of three quarters times (.75x) the prior year’s base salary. Also beginning in calendar year 2018, Mr. Stebe will be entitled to an annual incentive payment equal to $52,500 and an annual performance incentive payment equal to $52,500, each of which will increase by a minimum of three percent (3%) each calendar year. Both the annual incentive payments and the annual performance incentive payments shall vest in three equal installments, the first of which shall vest on the last day of the calendar year to which it pertains, and the second and third installments of which will vest on the last day of the two (2) successive calendar years, in each case subject to the Executive’s continued employment on each such vesting date, and in the case of the annual performance incentive, subject to the achievement of performance objectives for the subject calendar year. In each case, the vested amounts will be paid on the January 30th immediately following the applicable vesting date.

The Employment Agreements shall continue until terminated by either party in accordance with the terms of the agreement. If an Executive’s employment is terminated without cause by the Company, for “good reason” by the Executive, or through a corporate dissolution (a “Qualifying Termination”), prior to the first anniversary of the Merger, the Executive will be entitled to severance in an amount equal to two and one-half (2.5x) times such Executive’s then current base salary. In the event of a Qualifying Termination following the first anniversary, but prior to the second anniversary of the Merger, the Executive will be entitled to severance in an amount equal to one and one half times (1.5x) times such Executive’s then current base salary. In the event of a Qualifying Termination on or after the second anniversary of the Merger, the Executive will be entitled to severance in an amount equal to one times (1x) such Executive’s then current base salary. In addition to the foregoing, if an Executive’s employment is terminated due to a Qualifying Termination, such Executive shall be entitled to receive any vested but unpaid annual incentive payment and/or annual performance incentive payment, a prorated amount of the annual bonus and the annual performance incentive payment of the calendar year in which the termination occurred, and continued health benefits at a reduced premium for a period of up to 18 months. Any severance will be paid in equal installments in accordance with the Surviving Corporation’s regular pay schedule over the length of the period of base salary on which the amount of severance pay is based, and will be subject to the Executive executing a release agreement.

The Employment Agreements also contain a confidentiality provision, a one (1) year non-compete/non-solicit provision, and other provisions customarily found in employment agreements with executives.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, the forms of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Each Employment Agreement provides for an initial annual base salary and initial bonus as follows:

•	Daniel G. Korte:

•	Initial Annual Base Salary: $515,000

•	Initial Bonus: $750,000

•	Clifford C. Stebe, Jr

•	Initial Annual Base Salary: $265,225

•	Initial Bonus: $105,000

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective February 16, 2017, in accordance with Section 1 of Article IX of the Amended and Restated Bylaws of the Company (the “Company Bylaws”), the Board of the Company approved an amendment to add a new Article X to the Company Bylaws to provide that (a) unless the Company, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any current or former shareholder (including any current or former beneficial owner) to bring claims, including claims in the right of the Company, (i) that are derivative actions or proceedings brought on behalf of the Company, (ii) that are based upon a violation of a duty by a current or former director, officer, employee or shareholder of the Company in such capacity, (iii) as to which the General and Business Corporation Law of the State of Missouri confers jurisdiction upon the Circuit Court; or (iv) that is governed by the internal affairs doctrine, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Circuit Court of the State of Missouri (or, if the Circuit Court does not have jurisdiction, another state court or a federal court located within the State of Missouri), and (b) any shareholder that files an action, within the scope described in clauses (a)(i) through (a)(iv) above, in any court other than those designated in clause (a) above is deemed to have consented to the personal jurisdiction of such courts in the State of Missouri in connection with such action and to service of process upon such shareholder’s counsel as agent for such shareholder.

The foregoing description of the amendment to the Company Bylaws provided herein is qualified in its entirety by reference to the full text of the Amendment to Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 16, 2017, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2. In addition, on February 16, 2017, the Company issued various communications to clients, suppliers and employees (associates) concerning the Merger Agreement and the proposed Merger. Copies of those communications are attached hereto as Exhibits 99.3 and 99.4. Furthermore, on February 17, 2017, the Company provided supplemental information regarding the proposed transaction in connection with communication to investors. A copy of the investor Q&A made available in connection with the communications is attached hereto as Exhibit 99.5.

Exhibits 99.2, 99.3, 99.4, and 99.5 attached to this Current Report on Form 8-K, are deemed “furnished” to the Securities and Exchange Commission (the “SEC”), and not “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Current Report on Form 8-K into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index, which is hereby incorporated by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.lmiaerospace.com or by directing a request to: LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, (636) 946-6525.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2015, as filed with the SEC on March 17, 2016, and its definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 29, 2016. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the Merger the Company will file with the SEC and furnish to the Company’s shareholders.

No Offer or Solicitation.

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Merger and related transactions and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, uncertainties and other factors that could cause the actual results to differ materially from such forward-looking statements, including, but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or conditions to the closing of the Merger may not be satisfied or waived, (2) the failure to obtain the Shareholder Approval or the failure to satisfy the closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (4) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (5) the transaction may involve unexpected costs, liabilities or delays, (6) the Company’s business may suffer as a result of the uncertainty surrounding the transaction, (7) the outcome of any legal proceeding relating to the transaction, (8) the Company may be adversely affected by other economic, business and/or competitive factors, and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2016 Annual Report on Form 10-K, as amended, the Company’s quarterly reports on Form 10-Q and Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2017

LMI AEROSPACE, INC.

By: /s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 16, 2017, by and among Sonaca S.A., Sonaca USA Inc., Luminance Merger Sub, Inc. and LMI Aerospace, Inc.

3.1	Amendment to Bylaws.

10.1	Form of Employment Agreement by and between Surviving Corporation and Daniel Korte.

10.2	Form of Employment Agreement by and between Surviving Corporation and Clifford Stebe.

99.1	Text of earnings press release issued by the Company, dated February 16, 2017.

99.2	Joint Press Release of LMI Aerospace, Inc. and Sonaca S.A., dated February 16, 2017.

99.3	Message from Dan Korte, Chief Executive Officer of the Company, dated February 16, 2017.

99.4	Leader Resource Talking Points and Q&A on the Merger for the Company employees.

99.5	Investor Q&A.

*       Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.